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                                                                       EXHIBIT 5

                              Gregory F. Van Gundy, Esq.
                           Marsh & McLennan Companies, Inc.
                             1166 Avenue of the Americas
                               New York, New York 10036

November 25, 1997



Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, New York 10036-2774

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I am the General Counsel of Marsh & McLennan Companies, Inc., a Delaware corporation (the "Company"), and am providing this opinion in connection with the public offering by a certain stockholder of the Company (the "Selling Stockholder") of up to 69,229 shares (the "Shares") of the Company's Common Stock, par value $1.00 per share (the "Common Stock").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

In connection with this opinion, I, or a lawyer acting under my general supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on
November 25, 1997 under the Act, in accordance with the procedures of the Commission permitting a delayed or continuous offering of the Shares pursuant to such Registration Statement; (ii) the Asset Purchase Agreement dated November 17, 1997 by and among Mercer Management Consulting, Inc., Corporate Decisions, Inc. ("CDI") and the stockholders of CDI, pursuant to which the Shares will be issued; (iii) the certificates evidencing the Shares; (iv) the Restated Certificate of Incorporation of the Company, as presently in effect; (v) the Restated By-laws of the Company, as presently in effect; and (vi) certain resolutions of the Board of Directors of the Company. I, or a lawyer acting under my general supervision, have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In this examination, I, or a lawyer acting under my general supervision, have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making this examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.


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I am admitted to the bar in the State of New York, and I do not express any opinion as to the laws of any jurisdiction, except the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and, upon the closing of the Transaction referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/Gregory F. Van Gundy, Esq.
General Counsel